CONTRACT DATA PAGE

Contract Information

Contract Number: [P9999999999]	Contract Date: [February 2, 2021]	Contract Type: [Non-Qualified]

Owner: [JOHN DOE]	[Date of Birth: [March 1, 1976]	Age at Issue: [44]]

[Joint Owner: [JANE DOE]	Date of Birth: [June 10, 1977]	Age at Issue: [43]]

Annuitant: [JOHN DOE]	Date of Birth: [March 1, 1976]	Age at Issue: [44]

[Joint Annuitant: [JANE DOE]	Date of Birth: [June 10, 1977]	Age at Issue: [43]]

[Beneficiary: [As named by You on the Application]]

Single Purchase Payment Information

Single Purchase Payment: [$25,000.00]

Purchase Payment Allocation Information

Strategy Account Option(s) Purchase Payment Allocation:
[1yr PTP S&P 500 10% Buffer with Cap:]	[50%]
[1yr PTP S&P 500 10% Buffer with Trigger:]	[30%]
[6yr PTP S&P 500 10% Buffer with Participation & Cap:]	[10%]

Fixed Account Option Purchase Payment Allocation:	[10%]
Interest Crediting Period:	[One (1) Contract Year(s)]
Initial Annual Interest Rate:	[1.00%]
Guaranteed Minimum Interest Rate:	[0.25%]

Renewal Window:	[The Renewal Window is [20] calendar days prior to and including the Term End Date.]

If You have questions about your annuity contract, You may call Us, or You may call Your state insurance department at [1(XXX) XXX-XXXX].

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CONTRACT DATA PAGE (continued)

Withdrawal Information

Minimum Withdrawal Value Percentage: [87.5%]

Interest Rate for Minimum Withdrawal Value: [1.00%]

Withdrawal Charge Schedule:

Contract Year	1	2	3	4	5	6	7+
Withdrawal Charge Percentage	8%	8%	7%	6%	6%	4%	0%

See Page [10] of the Contract for Withdrawal Provisions.

Minimum Partial Withdrawal Amount: [$1,000]

Maximum Penalty-Free Withdrawal Percentage: [Each Contract Year You have up to 10.00% of the Contract Value as of the previous Contract Anniversary]

Maximum Penalty-Free Withdrawal Eligibility Date: [Permitted after the first Contract Year]

Minimum Contract Value Remaining After a Partial Withdrawal: [$2,500]

Minimum Transfer Amount: [$100]

Minimum Strategy Account Option Value Remaining After a Transfer: [$100]

Annuity Income Payment Information

Earliest Date to Start an Income Plan: [Two years]

Latest Annuity Date: [The Contract Anniversary following Your [95th] birthday]

Actuarial Basis of Computation:

The actuarial basis for the Income Payment Options is the [2012 IAR Mortality Table with a one-year age setback plus an additional year setback for every 4 years after 2012], and a guaranteed interest rate of [0.25%]. The annuity rates pertaining to the Actuarial Basis of Computation will be furnished upon Your request.

Option 5 – Fixed Payments for a Specified Period Certain:

Fixed payments payable to the Payee for any specified period of time is for [five (5)] years or more, but not exceeding [thirty (30)] years as selected at the time an Income Plan commences.[ If an Income Plan begins prior to [five (5)] years from the Contract Date, the minimum fixed amount payment period is [ten (10)] years. After [five (5)] years from the Contract Date, the minimum fixed amount payment period is [five (5)] years.] The specified period options may be limited by federal tax law.

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CONTRACT DATA PAGE (continued)

Income Payment Option 5 - Table of Monthly Installments Per

Fixed Payment for a Specified Period Certain

Number of Years	Monthly Payment	Number of Years	Monthly Payment	Number of Years	Monthly Payment	Number of Years	Monthly Payment
		10	8.44	17	5.01	24	3.58
		11	7.68	18	4.73	25	3.44
[5	16.77	12	7.05	19	4.49	26	3.31
6	13.99	13	6.51	20	4.27	27	3.19
7	12.01	14	6.06	21	4.07	28	3.08
8	10.52	15	5.66	22	3.89	29	2.98
9	9.36	16	5.31	23	3.73	30	2.88	]

Misstatement of Age or Sex Interest Rate: [0.25%]

Rider and/or Endorsement Information

Non-Optional Elections:
[Market Value Adjustment Rider	See Attached Form]
[Extended Care Rider	See Attached Form]
[Terminal Illness Rider	See Attached Form]
[Buffer with Participation and Cap Strategy Account Option(s) Rider	See Attached Form]
[Buffer with Cap Secure Rate Strategy Account Option(s) Rider	See Attached Form]
[Buffer with Trigger Performance Strategy Account Option(s) Rider	See Attached Form]
[Buffer Dual Direction with Cap Strategy Account Option(s) Rider	See Attached Form]
[Lock with Buffer Strategy Account Option(s) Rider	See Attached Form]
[Performance Lock Rider	See Attached Form]
Optional Elections:
[Return of Purchase Payment Death Benefit Rider	See Attached Form]

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